SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 30, 2004


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

     0-22916                                               04-2601571
(Commission File Number)                                 (I.R.S. Employer
                                                        Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts            01960
 (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777


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Item 2.  Acquisition of Assets

     On April 30, 2004, the Company closed on the acquisition of Phoenix-based Pivotal Research Centers, LLC, ("Pivotal") significantly expanding the Company's clinical research capabilities and geographic presence. The Company purchased 100% of the membership interest in Pivotal Research Centers, LLC, from the former owners, Louis Kirby, Carol Colombo and Anthony Bonacci. In addition to its currently enrolling research contracts, the acquisition brings with it the expertise and reputation of Pivotal's founder, Louis Kirby, MD and its CEO, Michael Colombo.

     Pivotal performs all phases of clinical research for Phase I-IV drugs under development through two dedicated research sites, including one of the largest single psychiatric sites in the country. Pivotal currently has approximately 22 enrolling studies and an additional 31 ongoing studies with approximately 75-80 percent of Pivotal's research activity in central nervous system (CNS) research, With a current client base including AstraZeneca, Bristol Meyers Squibb, Cephalon, Forest, GlaxoSmithKline, Lilly, Merck, Mylan, Novartis, Organon, Sepracor and Wyeth, the Company currently has protocols in Alzheimer's disease, ADHD, Diabetes Type II, Generalized Anxiety Disorder, Insomnia, Major Depressive Disorder, Obesity, Pain, Parkinson's Disease, and Shift Work Sleep Disorder.

     The Company paid $1.5 million in cash and $500,000 in PHC, Inc. Class A common stock based on the closing market price of $1.17. Additionally, the Company agreed to three performance-based notes which are staged during the next five years based on future profitability and secured by all the assets of Pivotal as well as by PHC, Inc.'s ownership interest in Pivotal.

     Note A is a secured promissory note with a face value of $1,000,000, with an annual interest rate of 6%, a maturity date of December 31, 2008 and payments due in quarterly installments beginning January 2005. The outstanding principal will be adjusted in the first and second years of the note based on adjusted EBITDA as defined in the agreement of $780,000. Adjusted EBITDA of greater than $780,000 for each period increases the note value by the difference and adjusted EBITDA of less than $780,000 will decrease the note value by the difference. Quarterly payments are then made based on the adjusted value of the note.

     Note B is a secured promissory note with a face value of $500,000, with an annual interest rate of 6%, a maturity date of December 31, 2008 and payments due in quarterly installments beginning January 2007. The outstanding principal will be adjusted on February 1, 2006 based on annual adjusted EBITDA as defined in the agreement of $780,000 for the adjustment period of January 1, 2005 through December 31, 2006. Adjusted EBITDA greater than $780,000 for the adjustment period increases the note value by the difference and adjusted EBITDA of less than $780,000 for the adjustment period will decrease the note value by the difference. Quarterly payments are then made based on the adjusted value of the note

     Note C is a secured promissory note with a face value of $1,000,000, with an annual interest rate of 6%, a maturity date of March 31, 2009 and annual payments commencing on March 31, 2005. Note payment amounts will be determined based on the adjusted EBITDA as defined in the agreement of the non-Pivotal Research business for each payment period beginning at the effective date of the agreement and ending on December 31, of 2004 and each year thereafter multiplied by .35. In addition, this note provides for the issuance of up to $200,000 in


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PHC, Inc.  Class A common  stock,  should the total of the five note payments be less than the $1,000,000 face value of the note.

     In addition to the usual representations and warranties made in agreements such as this, the Membership Purchase agreement also includes a sellers' covenant to the buyers not to compete or interfere with the business and a buyers' covenant regarding the timely collection and transfer of the accounts receivable of the seller and the public registration of the closing stock. In addition, the sellers also provided an indemnification to the buyer from and against any and all losses including, but not limited to, any litigation whether or not disclosed resulting from a pre-closing event, facts, circumstances or conditions whether or not asserted prior to the closing date.

     In conjunction with the Membership Purchase Agreement, the Company also executed, employment and non-compete agreements with Dr. Louis C. Kirby and Michael J. Colombo.

     Dr. Kirby's employment agreement extends from April 30, 2004 through December 31, 2006 and calls for an annual base salary of $200,000, subject to adjustment from time to time at the discretion of the Board of Directors, and incentive compensation of $30,000 if the adjusted EBITDA as defined in the Membership Purchase agreement is greater than $780,000.

     Mr. Colombo's employment agreement extends from April 30, 2004 through December 31, 2006 and calls for an annual base salary of $150,000, subject to adjustment from time to time at the discretion of the Board of Directors, and incentive compensation of $15,000 if the adjusted EBITDA as defined in the Membership Purchase agreement is greater then $730,000 but less than $800,000 or $25,000 if the adjusted EBITDA as defined in the Membership Purchase agreement is greater than $800,000. Additional incentive compensation will be provided to Mr. Colombo based on combined adjusted EBITDA of all clinical research business in excess of $800,000, with incremental increases for amounts over $800,000.

     The loan adjustment periods and payment dates in the notes and the employment agreement were amended to reflect the closing date of April 30, 2004, as agreed to by Sellers and Buyers pursuant to Section 2.6(a) of the Purchase Agreement

     The Company determined that it would be in the best interest of the shareholders to finance this transaction entirely through equity, since debt with favorable terms was not available. Therefore, the Company offered 2,800,000 shares of Class A Common Stock at $1.10 per share in a private placement. The private placement also included 25% warrant coverage at an exercise price of $1.10 per share with a three-year term and standard anti-dilution features. This offering was completed in two stages. As a result of the first stage of the offering, in March 2004, the Company issued 684,999 shares of Class A Common Stock for $753,500 and warrants to purchase 171,248 additional shares of Class A Common Stock. As a result of second stage of this offering, in April 2004, the Company issued 1,918,196 shares of Class A Common Stock for $2,110,016 and warrants to purchase 479,549 additional shares of Class A Common Stock. The private placement facilitated the closing of the acquisition without incurring any additional bank debt, and also provides the necessary working capital for Pivotal to execute its business plan.



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Item 7. Financial Statements and Exhibits

     It is impractical to provide the required financial information for this acquisition at this time as the Seller has not yet provided the Company with the necessary financial statements. Appropriate financial information will be provided within 60 days.


( c )  Exhibits

     4.22 Form of Subscription Agreement and warrant

     10.27 Membership Purchase Agreement between PHC, Inc and Pivotal Research Centers, LLC and its Sellers Louis C. Kirby, Carol A. Colombo and Anthony A. Bonacci dated April 30, 2004.

     10.28 Pledge Agreement entered into April 30, 2004 by and between PHC, Inc. and Louis Kirby, Carol Colombo and Anthony Bonacci.

     10.29 Security Agreement entered into April 30, 2004 by and between PHC, Inc. and Louis Kirby, Carol Colombo and Anthony Bonacci.

     10.30 Secured Promissory Note dated April 30, 2004 in the amount of $1,000,000 by PHC, Inc. in favor of Louis C. Kirby, Carol Colombo and Anthony Bonacci. (Note A)

     10.31 Secured Promissory Note dated April 30, 2004 in the amount of $500,000 by PHC, Inc. in favor of Louis C. Kirby, Carol Colombo and Anthony Bonacci. (Note B)

     10.32 Secured Promissory Note dated April 30, 2004 in the amount of $1,000,000 by PHC, Inc. in favor of Louis C. Kirby, Carol Colombo and Anthony Bonacci. (Note C)

     10.33 Kirby employment and Non-Compete Agreement.

     10.34 Colombo employment and Non-Compete Agreement.

     10.35 First  Amendment  to  Membership   Purchase   Agreement  and  Colombo
           employment agreement and Note C.


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SIGNATURE


     Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PHC, INC.


Date: May 13, 2004                       By: /s/ Bruce A. Shear
                                             _____________________
                                                 Bruce A. Shear
                                                 President


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